Form C

Cover Page

Name of issuer:

Jeeva Medical Corp

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 4/6/2015

Physical address of issuer:

135 Maine Street, #122
Brunswick ME 04011

Website of issuer:

http://jeevamed.com/#

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

401,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $401,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$401,000.00

Oversubscriptions accepted:

- [x] Yes
- [ ] No

If yes, disclose how oversubscriptions will be allocated:

- [ ] Pro-rata basis
- [ ] First-come, first-served basis
- [x] Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

9/14/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$23,097.00	$29,277.00
Cash & Cash Equivalents:	$23,097.00	$29,277.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$139,625.00
Revenues/Sales:	$5,140.00	$78,276.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($6,181.00)	$8,664.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Jeeva Medical Corp

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Sudhir Mulpuru	Technology Business Development Management	Maxim	2015
Anthony Jaccarino	Consultant/Executive Management	Jeeva Medical	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Sudhir Mulpuru	Vice President	2015
Sudhir Mulpuru	Board Chairman	2015
Anthony Jaccarino	CEO	2015
Anthony Jaccarino	President	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Sudhir Mulpuru	Class A 225,000 and Class B 764,675	47.03
Anthony Jaccarino	Class A 90,000 and Class B 660,000	39.38

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Regulation of medical devices in the United States is overseen by the US Food and Drug Administration (FDA). FDA guidance and regulation is subject to potential change which could materially increase the Company's operating costs or make more difficult or preclude altogether the development and exploitation by the Company of its contemplated technology. Such regulation could materially impair the Company's ability to operate as presently planned, including substantially increasing its operating costs. Compliance with regulations could include extensive pre-sale licensing and ongoing disclosure and testing requirements, which may be time-consuming and costly and could result in delayed access to markets, loss of key market opportunities and the incurrence of unanticipated expenses. The Company actively keeps abreast of such regulatory trends, but there is no assurance that the Company will be able to anticipate, nor to influence, future regulatory direction. Check-my-Temp may not obtain FDA or CE approval, preventing sales in the US or Europe.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Competition. The Company operates in a competitive market. Many of its competitors have greater resources than does the Company with which to produce, distribute, and market competing products. Moreover, there are numerous other companies that could enter the markets in which the Company competes in the near future. Many of these companies have far greater resources than does the Company. There can be no assurance that these companies or other firms will not develop new or enhanced products that are more effective than any that the Company currently has or will develop in the future. If a competitor enters the market for Check-my-Temp or Check-my-Heart and prices below the Company's cost of manufacture and delivery, the Company will have difficulty penetrating those markets or realizing its revenue projections.

Uncertain Market Acceptance/Dependence on Marketing. For Check-my-Heart product there is significant risk with market adoption by both individuals and the medical providers. The ultimate market acceptance of the Company's products is uncertain. As a new entrant into the marketplace, the Company will be heavily dependent upon the success of its marketing efforts, which are difficult to predict with confidence or certainty. Business and regulatory environment in test market India could inhibit the Company's ability to effectively manage delivery costs for Check-my-Heart.

Dependence on Proprietary Technology; Patent Uncertainty; Reliance on Trade Secrets and Infringement of Others. The success of the Company is partially dependent upon proprietary technology. Over time, the Company expects to rely on a combination of patents and trade secrets, nondisclosure agreements and technical measures to protect its rights. Such protections may not preclude competitors from developing technologies with features similar to the Company's and to effectively develop competing products. There can be no assurance that the Company will be successful in obtaining additional patents or that such patents, if obtained, would provide the Company with significant protection against competitive products or otherwise be commercially valuable. Moreover, there can be no assurance that any patents issued to or licensed by the Company will not be infringed upon or designed around by others. In addition to the possibility of seeking patent protection, in many cases the Company is likely to rely upon contractual arrangements or trade secrets to protect its proprietary technology. There can be no assurance that trade secrets will be developed and maintained, that secrecy obligations will be honored, or that others will not independently develop similar or superior technology. Disputes as to the ownership of such information may arise if consultants, key employees, governmental entities providing support or other third parties apply technological information independently developed by them or by others to projects on behalf of the Company; such disputes may not be resolved favorably from the point of view of the Company. While management does not believe that the Company's current and proposed technologies infringe on any such rights, there can be no assurance that such claims will not arise, that the Company will have sufficient resources to pursue any resulting litigation to a final judgment, or that the Company will ultimately prevail in such litigation.

The Company is pre-revenue and pre-funding, which presents operational challenges in building out the team and getting to market quickly.

Management of the Company is heavily dependent on Anthony Jaccarino. There are no other or executive level officers involved in the day to day operation of the Company. If any of these officers were to leave the Company, the departure(s) would have a serious adverse effect on the ability of the Company to achieve its objectives. It is likely that it will be necessary in the future to hire other executives and managers. There can be no assurance that the Company will be able to hire and retain capable people to fill these positions.

The Company is at a very early stage of growth. The Company's limited operating history makes it difficult to evaluate or predict its future business prospects. Consequently, less information is available to prospective investors with respect to the business of the Company than would be available if the Company had a longer operational history.

After completion of the Offering, the directors and officers of the Company will continue to exercise voting control over a majority of the issued and outstanding shares of stock. The holders of Class A stock are entitled to one vote for each share of Class A Stock held and the holders of Class B Stock are entitled to 5 votes for each share of Class B stock hold. Holders of SAFEs are not entitled to vote on matters submitted to the shareholders for a vote until after conversion of the SAFEs. Even after conversion, the directors and officers will continue to control the Company as well as the outcome of any matters submitted to a vote of the shareholders and will have the power to determine all management policy and financing decisions.

The Board of Directors is authorized to issue additional shares of stock (or other Classes of shares of stock as it may establish) from time to time in such amounts and on such terms as it may determine to be in the best interests of the Company. Such issuance of additional shares of stock could, depending on the terms of issuance, further dilute the value of any shares of stock into which the SAFEs are convertible.

The SAFEs are unsecured. In the event of Company insolvency, bankruptcy, or liquidation, or upon acceleration of any senior debt, holders of senior debt must be paid in full before Investors holding SAFEs or any shares of stock into which the SAFEs are convertible may be paid. Any holders of future senior debt that is secured by any assets of the Company may receive more than Investors holding SAFEs or any shares of stock into which the SAFEs are convertible in the event of bankruptcy or liquidation.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$401,000**

Use of Proceeds: We would use the funds to

1. get our first product through FDA approval 60%

2. build out the core team 20%

3. finance our first run of check my temp for worldwide sales 15%

4. Wefunder Intermediary fees 5%

If we raise: **$1,070,000**

Use of Proceeds: We would use the funds to

1. get our first product through FDA approval 23%
2. build out the core team 44%
3. finance our first run of check my temp for worldwide sales 14%
4. add core team to build check my heart sales in India 14%
5. Wefunder Intermediary fee 5%

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. **The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.**

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or

- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

- (iii) for investors up to the first $200,000 they will receive a valuation cap of $4,000,000 with a discount rate of 90%.

Additional Terms of the Valuation Cap.

For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $50,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$50,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering.

Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class C	3,000,000	105,000	No
Class B	5,000,000	1,604,625	Yes
Class A	7,000,000	585,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	171,000 Class A, $8.07/share
Options:	n/a

Describe any other rights:

Class A shares are 1 vote per share, Class B have 5 votes per share and Class C has no voting rights. Investors in this offering will receive non-voting Preferred Stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Sudhir Mulpuru loaned the company $139,625 with no terms and no interest in January 2015.

Subsequent December 31, 2016, the Company agreed to convert the debt to Class B stock at a price of $1.00 per share. This conversion took place on November 1, 2017.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Sudhir Mulpuru
Amount Invested	$139,625.00
Transaction type	Priced round
Issue date	01/01/15
Relationship	Director

The financial statements refer to a time period when Sudhir was CEO. Anthony Jacarrino is now CEO.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

As a disruptive digital healthcare company, we produce medically accurate, low-cost vitals monitoring products that check temperature, heart rate, blood pressure, and more. These products allow consumers to not only monitor their health without an expensive insurance plan or constant visits to the doctor, but permanently control their own health data.

We want to be the people's go to mobile monitoring company for prevention and detection of health risks. The more information consumers have, the more likely they are to detect health issues before they become too serious. At Jeeva, we believe that the ability to track health will help people identify symptoms before they become serious, leading to healthier individuals, families, and communities.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Jeeva Medical Corp was incorporated in the State of Delaware in April 2015.

Since then, we have:

- Registered over 1,400 pre-sales of Check-my-Temp products.

- Patent pending on multi-temperature reading technology.

- LOI from Amazon Exclusives.

- A potential license agreement with a major medical products company is in discussion.

Historical Results of Operations

Our company was organized in April 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $5,140 compared to the year ended December 31, 2016, when the Company had revenues of $78,276. Our gross margin was 100.0% in fiscal year 2017, compared to 100.0% in 2016.

- *Assets.* As of December 31, 2017, the Company had total assets of $23,097, including $23,097 in cash. As of December 31, 2016, the Company had $29,277 in total assets, including $29,277 in cash.
- *Net Loss.* The Company has had net losses of $6,181 and net income of $8,664 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $0 for the fiscal year ended December 31, 2017 and $139,625 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Jeeva Medical Corp cash in hand is $22,312, as of February 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $1,000/month, for an average burn rate of $1,000 per month. Our intent is to be profitable in 12 months.

No material changes have occurred since the date that our financials cover. The financials are fairly static in the development phase.

Our expenses will remain steady for the next three months. If we have a successful campaign both revenue and expense should increase in the next 6 months. The primary expenses will be associated with final development of the check-my-temp product and subsequent FDA approval. Revenue would obviously follow the development and first production runs so next 6-9 months. However, Jeeva is exploring several licensing options for check-my-temp and there could be significant revenue in the form of initial payment on deal closure. This could come as soon as Q1, 2018.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.jeevamed.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Anthony Jaccarino
- Sudhir Mulpuru

Appendix E: Supporting Documents


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INVEST

INVEST IN JEEVA MEDICAL CORP

Disrupting healthcare through continuous, non-invasive medical monitoring

> *"As a disruptive digital healthcare company, we produce medically accurate, low-cost vitals monitoring products that check temperature, heart rate, blood pressure, and more. These products allow consumers to not only monitor their health without an expensive insurance plan or constant visits to the doctor, but permanently control their own health data.*



Anthony Jaccarino
CHIEF EXECUTIVE OFFICER, JEEVA MEDICAL CORP

Future Equity (SAFE)

$5M valuation cap

A SAFE gives you the right to future shares in Jeeva Medical Corp. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $50K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $4M Valuation Cap & 10% Discount

Investors who fund up to the first $200K of this fundraise will invest in a SAFE with a valuation cap of $4M and a discount of 10%.

INVESTOR PERKS

$500+	Free Check-my-Temp product
$1,000+	Jeeva Health Ring and a full year free subscription for Check-my-Health
$10,000+	A Health Ring and a chance to join the Jeeva Founders for a summer sail in Maine.

OUR AMBITION

We want to be the people's go to mobile monitoring company for prevention and detection of health risks. The more information consumers have, the more likely they are to detect health issues before they become too serious. At Jeeva, we believe that the ability to track health will help people identify symptoms before they become serious, leading to healthier individuals, families, and communities.

KEY FACTS

- Registered over 1,400 pre-sales of Check-my-Temp products.
- Patent pending on multi-temperature reading technology.
- LOI from Amazon Exclusives.
- A potential license agreement with a major medical products company is in discussion.

DOCUMENTS

Wefunder_Pitch_Deck_Final.pdf

jeevamed.com

500 STARTUPS HARDWARE ATHLETES BIO TECH CROWDFUNDING HEALTH AND FITNESS HEALTHCARE LIFE SCIENCE LIFESTYLE MEDICAL DEVICE MANUFACTURING MOBILE SAAS SOCIAL IMPACT WEARABLES TECH RETAIL

Why I Like Jeeva Medical Corp

I found the Check-my-Temp product on your website and was very impressed and fascinated. It is very cool and innovative, and I firmly believe that it will really catch on in Japan.

Fumio Chiba
CEO OF DISCOVER, INC. JAPAN

THE BUZZ ABOUT JEEVA MEDICAL CORP

Hi, I manage a business that imports innovative products. We are really interested in bringing check my temp to Peru.

Jose Eduardo Castro

Latin American Importer

“I just had my first child. My father used to get seizures with his high temps and my sons mother has another child that did as well. So this will be a lifesaver of a device. Literally, this has the potential to save my sons life so I am looking forward to it”

Paul

Customer

I have Epilepsy and am on many message boards where this device would be useful. There are many people out there that could benefit from this device.

Michelle

Customer

I want to have one of these for my daughter. She has an allergy to adhesive and spikes fever up to 105.5 F out of nowhere without warning.

Chelsi

Customer

Portland Press Herald

Brunswick company marketing thermometer, smartphone app for 24-7 fever monitoring

BRUNSWICK - A Maine company is using a crowdfunding campaign to launch a high-tech thermometer. Brunswick-based Check-My-Temp is marketing a thermometer that’s worn like an armband and monitors temperature, body position

December 21, 2015

Health Monitoring Solutions For a Broken Healthcare System

OUR BIG & **BOLD IDEA**

“Empower Consumers To Take Control Of Their Health”

“Offer consumers a convenient, cost effective solution for early detection & prevention of serious health issues”

“End-2-end, continuous monitoring solutions that support a healthy lifestyle”



INNOVATIVE CONTINUOUS **BODY MONITORING DEVICES**



WEARABLE THERMOMETER


102.8

CONTINUOUS Fever Monitoring, especially for kids and elderly.

HEART ATTACK MONITOR



Monitors your heart for 7 days to monitor and detect irregular heart beats and heart attack symptoms. Costs less than a dinner with family.

WEARABLE HEALTH RING



Our wearable health ring is like having a doctor in the house for less than $20 per month

It can CONTINUOUSLY monitor all key health parameters including heartrate, stress, sleep, oxygen saturation, blood pressure.

A Wearable, Non-Disruptive Thermometer

Our latest innovation, the Check-my-Temp, enables parents and caregivers to continuously monitor body temperature.


Check my Temp
102.8


102.8

MOBILE APPS

Powerful yet Easy-to-Use apps

User friendly apps to track, understand and act quickly

Example: Fever is spiking. Please administer medication or consult your doctor/nurse

Long term tracking identifies meaningful trends & provides actionable insights

Example: We detected a non-life threatening Heart Beat. You may need toconsult your cardiologist for further investigation

PREDICTIVE ANALYTICS

Long Term Tracking & Actionable Alerts


Predictive
Recommendations based on big data analytics
Proactive
Alerts based on long term monitoring & assessment
Personalized
Recommendations based on individual health signs
Preventive
Recommendations to avert serious health risks

Market Size


Market value in billion U.S dollars
250
200
150
100
50
0
20 12 8 39 79
20 14 14 48 96
21 17 21 59 118
22 19 28 73 142
23 22 37 89 172
24 26 46 110 206
2015
2016
2017
2018*
2019*
2020*
EHR/EMR
Telehealth
Mobile health
Wireless health
Total

Source: https://www.statista.com/statistics/387867/value-of-worldwide-digital-health-market-forecast-by-segm...

Founder



Anthony Jaccarino

Chief Executive Officer

Anthony is passionate about helping individuals take control of their health with affordable monitoring solutions and analytics for better prevention and detection.

AND THE REST OF THE TEAM



Jim Moon

Consulting Engineer

Product Design Consulting, emphasis on Medical Devices. MSEE, Santa Clara University. Part-time.



Frank Manzi

VP Finance (consulting)

Driving operational and financial excellence for over 25 years. MBA, CPA. Part-time.



Rammohan Rao Vemula

Business Development Director, India

Serial Entrepreneur with 20+ years in B2B market. Part-time.



Kesava Mulpuru

Medical Director

General Surgeon and Associate Professor at Meenakshi Medical College - Chennai, India. Part-time.



Marcin Frankowski, Ph.D

Research Scientist

R&D Scientist. 20 years experience in a variety of analytical and measurement techniques. Part-time.



Dominic Paul

Director of Software

Genuine tech nerd with a broad experience in ERP, eCommerce, Cloud Computing, and AI. Part-time.

Interview

WF: What is your vision for Jeeva Med?

– COLLAPSE ALL

JM:

In a ideal world, we would like to see everyone leading a healthier life. Continuous monitoring at affordable costs is key to enable this. Imagine a world where:

- People can monitor their health without the need for an insurance company and share results with their doctor with the press of a button.
- You are in full control of your health data instead of the Apples and Googles of the world.

We agree it's a bold vision, but rest assured, we're not far from getting there. With support from like-minded people, we can offer a health monitoring ring that can track your vitals for less than $10/month or perform an annual heart check for less than $100.

Using smart dashboards and artificial intelligence, you can see your health scores anytime and anywhere. The platform encrypts every piece of information, allowing you to choose who and when you want to share your data with.

We are simply solving the question on everyone's mind -- Why wait for an annual check-up when you can get a check your health every day?

WF: What is the market size for Jeeva's products?

JM: The market for digital health products and services is expected to eclipse $200 billion by 2020. The segments of that market that map directly to Jeeva's current and future products is estimated at $110 billion by 2020. Conservatively, we have consistently assumed a market penetration of less than 1% of a given segment when making forecasts. Of course, we would be happy to achieve greater market share than 1%, but we think we can easily make money at that level.

WF: Why raise money now?

JM: Good question. You may have a great vision, but it may not be realistic to realize the vision. Technology and form factors are key enablers to realizing some of these things, and I think technology and form factor are at a crossroads when one can actually convert this vision into a reality. That's the obvious reason for why now - the enabler. The trends in health care point towards proactive patient behavior, lower costs, and putting everything on mobile platforms, which are significant demand factors in the why now question.

WF: What do you understand about your business that others do not?

JM: There are a few things working in our favor in this business. Changes in technology and form factor make things possible that just a couple of years ago were not possible. We're not the only ones who understand that fact, but our big advantage is not having a legacy business model to have to drag forward into this new and rapidly changing world. For example, some of the big companies (GE, Medtronic) have attempted to penetrate the Indian market, but became frustrated that their model didn't gain traction and left after a few years. High price solutions force-fed through an insurance subsidized model would never be effective in India. We have an approach that fits the Indian healthcare economy and consumer behavior patterns better with respect to heart health. With check-my-temp, we see a lot of digital thermometer companies replacing traditional thermometers with essentially no change in mindset. This is equivalent to using a computer like a typewriter and still changing the "paper" every page. Yet the ability to have continuous, non-invasive, mobile temperature monitoring is so much more than a simple mercury thermometer replacement. Eventually, the market will catch up to these structural shifts, but Jeeva is on the front end of the curve with this thinking.

WF: Why you instead of an established company?

JM: We agree that a company like Apple can do this easily compared to Jeeva, but they are unable to make it at an affordable cost. If you read news, they are all working with insurance companies to offer their solutions. Given our size and overheads, we can offer these solutions at an affordable price that these companies cannot match.

More importantly, who owns and monetizes your health data? With all data breaches, do you really trust Apple or Google to keep your data safe? I would not.

At Jeeva, you are in full control of your health data. If you share your health data for any clinical studies, you simply should get paid for it.

WF: Sounds like a non-profit idea, how will you make money?

JM: At Jeeva, we're service minded and passionate about improving healthcare through monitoring worldwide. We are also entrepreneurs who are focused on building a sustainable, profitable business. The worldwide market is huge and by starting small with simple, low-cost solutions, our disruptive business models and technologies will take hold more quickly. We think aligning our interests directly with consumers of healthcare rather than intermediaries is a strategic advantage. We don't think this business will require a multi-million dollar marketing budget to catch on, but will be one that benefits from word-of-mouth in a connected digital community. It was barely 10 years ago that the first iPhone came out at a time when no one thought there would be a market for a phone without a tactile keyboard.

WF: What's your biggest risk? What keeps you up at night?

JM: The biggest thing that keeps us at night is not being able to realize our vision, and more importantly, people losing control of their health data. The technology and form factors are close to being a reality. If we get a few like-minded people to support us financially, we can build a sustainable business model and expand our reach globally very quickly.

WF: Who is your sweet spot customer or market segment?

JM: We have a couple of different sweet spots depending on which product offering you are considering. For heart health, it is the healthy, but high-risk, person who has not had a cardiac event but is a strong candidate for one. For check-my-temp there are several key segments, but the obvious one is parents of children age 0-9. Going beyond segment analysis, we can more broadly type our sweet spot as anyone who wants a better way to monitor and manage their health with better prevention. We see this sweet spot growing as healthcare systems focus more on prevention and wellness while the world becomes more digitally connected.

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RISKS

1 Regulation of medical devices in the United States is overseen by the US Food and Drug Administration (FDA). FDA guidance and regulation is subject to potential change which could materially increase the Company's operating costs or make more difficult or preclude altogether the development and exploitation by the Company of its contemplated technology. Such regulation could materially impair the Company's ability to operate as presently planned, including substantially increasing its operating costs. Compliance with regulations could include extensive pre-sale licensing and ongoing disclosure and testing requirements, which may be

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Anthony Jaccarino

Founder, CEO at Jeeva Medical Corp

Jeeva Medical Corp • University of New Hampshire Peter T. Paul College of Business ...

Portland, Maine Area • 500+

InMail | View in Recruiter | ...

Innovative and unconventional thought leader with a focus on strategy, new venture creation and intelligent investment.

General areas of interest include emerging technologies, digital health, innovation, data analytics, and ESG investing.

Industries of particular interest: healthcare, natural resources, technology and infrastructure.

Anthony's Unique Value Proposition:
A systems thinker with expertise in human behavior, markets and best business practices who can consistently see around corners and identify emerging trends, big opportunities and outlier risks.

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Experience

Founder, President
Jeeva Medical Corp
Feb 2014 – Present • 4 yrs 2 mos
Brunswick, Maine

Improving health care outcomes with wearable technologies and smart data

Senior Consultant
Lean Healthcare East
Jan 2016 – Present • 2 yrs 3 mos
Topsham, Maine

Data Analytics and Digital Health

Principal Consultant
The Five Element Group
Jul 2009 – Present • 8 yrs 9 mos
Portland, Maine Area

Strategic business and advisory services
Investment Manager, ESG focus, Shamrock Securities, LP (2014-2017)

Vice President, Consulting Operations
CEP Worldwide
Jan 2005 – Aug 2008 • 3 yrs 8 mos
Greater Atlanta Area

Acquired, scoped and delivered consulting projects ranging from $50K to $2mm for Fortune 500 clientele.

Start Up Consultant
Xemed LLC
Aug 2004 – Jun 2005 • 11 mos
Durham, New Hampshire

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Education

University of New Hampshire Peter T. Paul College of Business and Economics
Master of Business Administration (M.B.A.), Entrepreneurship
2003 – 2004
Activities and Societies: Member Beta Gamma Sigma Concordia International
MBA Business Case Competition Carlson Scholarship Award for Leadership

Queens College
Master's Degree, Ethnomusicology

Queens College
BA, Music Performance

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Volunteer Experience

Past President
MaineShare
Economic Empowerment

Skills & Endorsements

Executive Management · 10
Evan Barksdale and 9 connections have given endorsements for this skill

Leadership · 25
Lynn Durham and 24 connections have given endorsements for this skill

Strategy · 30
Endorsed by **Don Weintraub, who is highly skilled at this**
Endorsed by **2 of Anthony's colleagues at Western Union**

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Recommendations

Received (6) | Given (2)

Renee B.
Dedicated to creatively designing safe and effective instructional solutions for medical devices
January 15, 2014, Renee reported directly to Anthony

It was a uniquely positive experience working with Anthony as a direct report at CEP. We collaborated on client strategies for new and existing clients, project concepts for proposals as well as scopes of work, project management and quality assurance. Anthony managed consulting by playing to team strengths, creatively developing solutions for clients all the while balancing budget, profitability and project execution. He easily scaled strategy from conceptual to individual client and project levels and was dedicated to making sound decisions that not only benefited clients but provided positive work engagements for consultants. In my experience team moral, work ethic and quality soared under Anthony's leadership and created better client relationships and work deliverables as a result. I would work with Anthony again in a heartbeat – I highly recommend his talents.



Frank Manzi
President at Brockport Consultants
January 14, 2014, Frank worked with Anthony but at different companies

I have worked with Anthony on a variety of projects over the past 10 years ranging from big corporate compliance implementation to high tech startups. He has a unique demonstrated ability to pair big picture strategic thinking with practical common sense analysis and delivery. His contributions to my projects were critical in working through roadblocks and ensuring that they were completed on time and in delivering a high quality product. He is a strong communicator and very effective in any client facing project role with a proven ability to work at any level within an organization. He takes ownership and delivers triple bottom line results every time.

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Accomplishments

1 **Honor & Award**
Innovation to Product Engineering Challenge (First Prize)

Interests

Sustainable Green Earth + Energy...
44,683 members

Social Media Innovation Network: ...
14,881 members

Horizon Organic
315 followers

Linkage, Inc.
6,806 followers

Institute for Sustainable Communi...
2,282 followers

Small Business & Independent Co...
44,174 members

See all

Sudhir Mulpuru

Executive Business Manager at Maxim Integrated

Maxim Integrated • University of New Hampshire Peter T. Paul College of Business an...

San Jose, California • 500+

InMail | View in Recruiter | ...

15+ years of experience as technology marketing & sales strategist, and product manager in driving double-digit growth figures within B-2-B and B-2-C environments

Experience in launching new products globally, and designing and implementing global marketing campaigns

Expertise in implementing supply chain solutions for manufacturing industry, consultative selling, six-sigma methodology and working with cross functional teams from across the globe

Specialties: Technology Marketing, Business Process Specialist, Product Management, Consultative Selling, Six-sigma (Green Belt), IT implementation project management

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Experience

Executive Business Manager
Maxim Integrated
Nov 2013 – Present • 4 yrs 5 mos
San Jose, California

Leadership role in establishing Maxim as a strong player in the Wearable Sensors Space. Defined product roadmaps, and strategy Wearable Bio Sensors product line for Fitness, Wellness and Healthcare.

Starting with a blank slate, played crucial role in developing new products, IP acquisitions, and strategic partnerships. In less than 4 years, built strategic customer relationships, launched 3 new technologies/IPs, 10 new products, conceived and delivered Health Sensor Platform (flagship reference design) to build credibility and branding for Maxim.

On track to capture 10% market share in 2018 & 15% in 2019. All within less than 4 years!

Media (4) ‹ Previous Next ›



Sensor platform simplifies design of wearable applicatio...



Wearables for a healthier world: Technology in action

Director of Product Management
Infor Global Solutions
Jun 2010 – Oct 2013 • 3 yrs 5 mos
Tulsa, Oklahoma Area

Leadership role in managing product line including roadmap, strategy and business development for Supply Chain Solutions. Built a sustainable product line that grew 40% year-over-year ($10M to $27M in 4 years)

Prior to the product director role, managed sales and presales team to implement a cohesive business strategy to enable growth including sales enablement, creating marketing material, and launching new products. Turned around a declining product line to 10% growth in less than a year.

Business Manager
Bridgelogix
Feb 2009 – Jun 2010 • 1 yr 5 mos

Managing BPCS division within the company.

Business Manager
Maxim Integrated Products
Oct 2006 – Feb 2009 • 2 yrs 5 mos

Technical Marketing Engineer
Fairchild Semiconductor
Aug 2005 – Oct 2006 • 1 yr 3 mos

Defined and desgined various corporate level marketing initiatives to improve FCS awareness levels from 9 to 4.

Redesgined e-commerce website to make it simple and user-friendly experience for customers.

Sales and Business Strategist
Xemed LLC
Aug 2004 – Jun 2005 • 11 mos

Xemed was an early stage medical device start up in medical imaging enhancement. Developed full commercialization plan to secure venture capital.

Technical Marketing Engineer
Fairchild Semiconductor
Jun 2004 – Sep 2004 • 4 mos

Designed product launch process to improve Fairchilds marketing yield by 30% that involved industry analysis, collaboration with cross-functional teams and change management

Project lead for secure customer web portal to enhance customer relationship management from one-to-many approach to one-to-one approach

Business Specialist
General Electric
Apr 2001 – Apr 2003 • 2 yrs 1 mo

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Education

University of New Hampshire Peter T. Paul College of Business and Economics
MBA, Technology Marketing
2003 – 2005
Activities and Societies: Beta Gamma Sigma

Osmania University
Bachelor of Engineering (B.E.), Electrical and Electronics Engineering
1996 – 1999

Skills & Endorsements

Product Management · 57
Endorsed by **Sunil Desai and 3 others who are highly skilled at this**
Endorsed by **22 of Sudhir's colleagues at Maxim Integrated**

Cross-functional Team Leadership · 32
Endorsed by **Rick Whitcomb, who is highly skilled at this**
Endorsed by **14 of Sudhir's colleagues at Maxim Integrated**

Product Marketing · 26
Endorsed by **Jeremy Tole and 2 others who are highly skilled at this**
Endorsed by **11 of Sudhir's colleagues at Maxim Integrated**

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Recommendations

Received (13) Given (9)

Jean So
Executive Assistant to CEO at Alpha & Omega Semiconductor
July 21, 2015, Sudhir worked with Jean in the same group

It is my pleasure of working with Sudhir as Executive Assistant. He is an intelligent individual, hard worker and fun to work with. ~~ Jean

Mike Lander
VP of Product Management, Sensors at TT Electronics
July 10, 2015, Mike managed Sudhir directly

Sudhir is a rare individual who excels at both strategic thinking and tactical execution to delight customers and win new business.

He is a determined problem solver. Where others might give up, Sudhir looks for creative solutions and motivates those around him to work as a team to meet customer needs.

Sudhir is intelligent, hard working, dedicated, and a team player. He was a delight to manage.

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Accomplishments

1 **Language**
Hindi

Interests

Jeeva Medical Corp
2 followers

University of New Hampshire Pet...
13,374 followers

Osmania University
225,677 followers

University of New Hampshire Pet...
12,593 followers

Maxim Integrated
51,400 followers

Google
6,716,113 followers

See all